Exhibit 11

                              TAUBMAN CENTERS, INC.

                        Computation of Per Share Earnings
                        (in thousands, except share data)


                                                             Three Months Ended                         Nine Months Ended
                                                   ---------------------------------------   ---------------------------------------
                                                   September 30, 1996   September 30, 1997   September 30, 1996   September 30, 1997
                                                   ------------------   ------------------   ------------------   ------------------
Primary
-------

Income before extraordinary item as reported                 $5,036               $6,214              $14,678              $18,553

 Effect of partnership units issuable
  under The Taubman Realty Group Limited
  Partnership's 1992 Incentive Option Plan                       (8)                 (60)                 (18)                (196)
                                                             ------               ------              -------              -------

Income before extraordinary item for purposes
 of calculating primary earnings per share                   $5,028               $6,154              $14,660              $18,357
                                                             ======               ======              =======              =======

 Average number of shares outstanding                    44,098,113           50,724,665           44,102,470           50,730,179
                                                         ==========           ==========           ==========           ==========

Primary earnings per share                                    $ .11                $ .12                $ .33                $ .36
                                                              =====                =====                =====                =====


Fully diluted
-------------

Income before extraordinary item as reported                 $5,036                $6,214             $14,678              $18,553

 Effect of partnership units issuable
  under The Taubman Realty Group Limited
  Partnership's 1992 Incentive Option Plan                       (8)                  (60)               (27)                 (199)
                                                             ------                ------             ------               -------

Income before extraordinary item for purposes
 of calculating fully diluted earnings per share             $5,028                $6,154             $14,651              $18,354
                                                             ======                ======             =======              =======

Average number of shares outstanding                     44,098,113            50,724,665          44,102,470           50,730,179
                                                         ==========            ==========          ==========           ==========

Fully diluted earnings per share                              $ .11                 $ .12               $ .33                $ .36
                                                              =====                 =====               =====                =====

                                                          Exhibit 11 (continued)

                              TAUBMAN CENTERS, INC.

                        Computation of Per Share Earnings
                        (in thousands, except share data)


                                                             Three Months Ended                         Nine Months Ended
                                                   ---------------------------------------   ---------------------------------------
                                                   September 30, 1996   September 30, 1997   September 30, 1996   September 30, 1997
                                                   ------------------   ------------------   ------------------   ------------------
Primary
-------

Net income as reported                                       $4,592               $6,214              $14,234              $18,553

 Effect of partnership units issuable
  under The Taubman Realty Group Limited
  Partnership's 1992 Incentive Option Plan                       (7)                 (60)                 (17)                (196)
                                                             ------               ------              -------              -------

Net income for purposes of calculating
 primary earnings per share                                  $4,585               $6,154              $14,217              $18,357
                                                             ======               ======              =======              =======

Average number of shares outstanding                     44,098,113           50,724,665           44,102,470           50,730,179
                                                         ==========           ==========           ==========           ==========

Primary earnings per share                                    $ .10                $ .12                $ .32                $ .36
                                                              =====                =====                =====                =====


Fully diluted
-------------

Net income as reported                                       $4,592               $6,214              $14,234              $18,553

 Effect of partnership units issuable
  under The Taubman Realty Group Limited
  Partnership's 1992 Incentive Option Plan                       (8)                 (60)                 (27)                (199)
                                                             ------               ------              -------              -------

Net income for purposes of calculating fully
  diluted earnings per share                                 $4,584               $6,154              $14,207              $18,354
                                                             ======               ======              =======              =======

Average number of shares outstanding                     44,098,113           50,724,665           44,102,470           50,730,179
                                                         ==========           ==========           ==========           ==========

Fully diluted earnings per share                              $ .10                $ .12                $ .32                $ .36
                                                              =====                =====                =====                =====
